EXHIBIT 99.1

For immediate release

MILLER ENERGY RESOURCES HOLDS ANNUAL MEETING

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Expects Record Revenues in Fiscal 2013

KNOXVILLE, Tenn. – (April 5, 2012) – Miller Energy Resources (NYSE: MILL) announced today that shareholders elected nine directors, ratified the selection of KPMG LLP as the company’s independent registered public accounting firm, approved a non-binding advisory vote on the compensation of the company’s executives, and the frequency of future advisory votes at its annual meeting of shareholders held yesterday.

In comments at the meeting, Scott M. Boruff, Chief Executive Officer of Miller Energy Resources, said, “We expect to report record revenues in fiscal 2013 due to the contributions from Rigs 34 and 35 that are being deployed in Alaska.  Rig 34 received final certification in mid-March and was mobilized to KF-1 in the Kustatan Field where it is currently recompleting the well.  We expect Rig 34 to be instrumental in our Alaskan onshore drilling program, including exploration prospects on our Otter and Olsen Creek leases.

“We are very excited about the excellent progress on the build out of Rig 35 on the Osprey Platform in recent weeks.  The weather has moderated from the tough winter, and we have a full crew working on Rig 35.  With the current pace of activity, we expect Rig 35 to be fully operational in the first quarter of fiscal 2013, which begins next month.

“We expect Rig 35 to play a pivotal role in recompleting and working over existing wells on the Osprey platform in addition to exploring new drilling opportunities.  We believe the new rig will transform our operations to be more production driven and will leverage our existing infrastructure as part of our strategy to become more vertically integrated in our oil development and production programs,” concluded Mr. Boruff.

At the meeting, shareholders elected the following directors for a one-year term:

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Deloy Miller – Chairman of the Board of Miller Energy Resources

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Scott M. Boruff – CEO of Miller Energy Resources

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David J. Voyticky – President and Acting Chief Financial Officer of Miller Energy Resources

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David M. Hall – CEO of Cook Inlet Energy, a subsidiary of Miller Energy Resources

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Merrill A. McPeak – President of McPeak and Associates

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Herman E. Gettelfinger – Co-owner and President of Kelso Oil Company

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Jonathan S. Gross – President of Jexco, LLC

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Charles M. Stivers – Charles M. Stivers, C.P.A.

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Don A. Turkleson – Chief Financial Officer of Laurus Energy, Inc.

Shareholders also approved two non-binding advisory votes, including a vote on the compensation of the company’s executives and approval of a three-year frequency for future advisory votes on the compensation of the company’s executives.

About Miller Energy Resources

Miller Energy Resources is a high growth oil and natural gas exploration, production and drilling company operating in multiple exploration and production basins in North America.  Miller's focus is in Cook Inlet, Alaska and in the heart of Tennessee's prolific and hydrocarbon-rich Appalachian Basin including the Chattanooga Shale.  Miller is headquartered in Huntsville, Tennessee with offices in Anchorage, Alaska and Knoxville, Tennessee.

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Miller Energy Resources Holds Annual Meeting

April 5, 2012

Statements Regarding Forward-Looking Information

Certain statements in this press release and elsewhere by Miller Energy Resources may contain certain forward-looking statements within the meaning of Section 27A of the Securities and Exchange Act and the Private Securities Litigation Reform Act of 1995 that represent the Corporation’s expectations and beliefs concerning future events.  These forward-looking statements involve the implied assessment that the resources described can be profitably produced in the future, based on certain estimates and assumptions.  Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated by Miller Energy Resources and described in the forward-looking statements.  These risks, uncertainties and other factors include, but are not limited to, adverse general economic conditions, operating hazards, drilling risks, inherent uncertainties in interpreting engineering and geologic data, competition, reduced availability of drilling and other well services, fluctuations in oil and gas prices and prices for drilling and other well services, fluctuations in the US dollar and other currencies, the availability of sufficient capital to fund its anticipated growth, fluctuations in the prices of oil and gas, the competitive nature of its business environment, its dependence on a limited number of customers, its ability to comply with environmental regulations, changes in government regulations which could adversely impact its businesses well as other risks commonly associated with the exploration and development of oil and gas properties.  Additional information on these and other factors, which could affect Miller's operations or financial results, are included in Miller Energy Resources' reports on file with United States Securities and Exchange Commission including its Annual Report on Form 10-K for the fiscal year ended April 30, 2011.  Miller Energy Resources' actual results could differ materially from those anticipated in these forward- looking statements as a result of a variety of factors, including those discussed in its periodic reports that are filed with the Securities and Exchange Commission.   All forward-looking statements attributable to Miller Energy Resources or to persons acting on its behalf are expressly qualified in their entirety by these factors.  Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  Miller Energy assumes no obligation to update forward-looking statements should circumstances or management's estimates or opinions change, unless otherwise required under securities law.

For more information, please contact the following:

Robert L. Gaylor, SVP Investor Relations

Miller Energy Resources

9721 Cogdill Road, Suite 302

Knoxville, TN  37932

Phone: (865) 223-6575; Fax: (865) 691-8209

bobby@millerenergyresources.com

Web Site: http://www.millerenergyresources.com

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